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                                                                EXHIBIT 10.9

                               PURCHASE AGREEMENT

        This Purchase Agreement ("Agreement") is entered into this 9th day of March, 1996 by and between ENCAD, Inc., a California corporation located at 6059 Cornerstone Court West, San Diego, California 92121 ("Buyer"), and Onyx Graphics Corporation, located at 6905 South High Tech Drive, Midvale, Utah 84047 ("Seller").

                                    RECITALS

        WHEREAS, Seller is in the business of developing, manufacturing and selling PRODUCTS (as defined hereinbelow); and

        WHEREAS, Buyer desires to resell Seller's PRODUCTS, either with Buyer's Products, or otherwise for use with Buyer's products; and

        WHEREAS, Seller desires to sell, and Buyer desires to purchase PRODUCTS for the purposes stated above.

        NOW, THEREFORE, in consideration of the mutual premises contained herein, Seller and Buyer agree as follows:

I.      PRODUCTS.

        A. Seller licenses and grants to Buyer the worldwide right to use and resell PRODUCTS for use with Buyer's printers/plotters, in the A0/A1 and larger inkjet printer market ("Market"). Buyer's right to resell specifically includes sales of PRODUCTS to Buyer's OEM's (Original Equipment Manufacturers), Integrators (system sellers), VAR's (Value Added Resellers), Distributors, etc. PRODUCT prices are described in Exhibit "A" hereto.

        B. PRODUCTS shall meet Buyer's specifications, as indicated on the attached Exhibit "B" hereto.

        C. During the term of this Agreement, Seller shall notify Buyer of any changes to PRODUCTS 90 days in advance of the incorporation of such changes in production units of PRODUCTS, and Seller shall either update Seller's Beta unit or provide Buyer with a new Beta unit (all hardware modifications will require new a Beta unit). Buyer will notify Seller within 30 days of receipt of the specifications of such changes, and the Beta unit (or upgrade), if Buyer does not want the changes to be incorporated into the PRODUCTS that Buyer receives. Seller shall notify Buyer of new products intended to replace PRODUCTS at least 90 days prior to any such event, and Seller shall provide Buyer with a Beta unit. Buyer will notify Seller within 30 days of receipt of the specifications of such new products, and the Beta unit, whether Buyer wishes to change over to such new products, or to continue receiving PRODUCTS.

        D. Should liquidation, bankruptcy or any other events prevent Seller from supplying PRODUCTS to Buyer, and if Seller does not provide for a third party acceptable to

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Buyer to continue to fulfill Seller's obligations pursuant to this Agreement,
Buyer will thereby be automatically granted the unilateral, unconditional right to elect to undertake a license to manufacture, or have manufactured, PRODUCTS (to the extent Seller is legally capable of granting such rights), and Seller will immediately prepare and deliver to Buyer a third party Product Definition Package ("Package"). The Package will include the names, addresses and contact personnel of all third parties involved in the PRODUCT manufacturing process, and any and all information (proprietary as well as non-proprietary) and materials necessary to enable Buyer to manufacture and support PRODUCT in the most expeditious manner reasonably possible, including the software current release and revisions to be provided by Seller on a 3.5 inch exchangeable disk magnetic media, source codes, algorithms, etc. Seller further agrees to maintain the Package on a current basis. Buyer agrees to maintain such information and materials in confidence.

        E. Seller hereby grants to Buyer the right to use and sell future products of Seller which are similar to, upgrades to, improvements to, revisions to, or substitutes for Products

II.     PRICES

        A. Product prices are as indicated in Exhibit A for each item of PRODUCT purchased from Seller. Inasmuch as pricing for PRODUCTS will be market driven, and substantially similar products could be introduced into the market at lower prices. Seller and Buyer acknowledge that it may be necessary to conduct an extraordinary review of pricing in consideration of such market pressures or other factors. Such an extraordinary review will be completed within thirty (30) days of written notice by either party. In the event Seller and Buyer cannot agree upon such a review, either party may exercise its right under Section IV below.

        B. Seller represents and agrees that Buyer's pricing for Products is, and will at all times during the term of this Agreement, be at least as favorable as Seller's pricing for the same basic product to any other customer of Seller purchasing similar quantities. Seller shall immediately advise Buyer of any price reduction(s) for PRODUCTS sold at any other customer of Seller, and Seller shall immediately reduce the price of PRODUCTS to Buyer accordingly.

        C. Payments shall be remitted by Buyer, net forty-five (45) days of the date of invoice. Deliveries of defective PRODUCTS which are rejected by Buyer for quality reasons, and notified to Seller within the same forty-five
(45) day period, shall be credited to Buyer if the defect is found to be justified after examination and testing, and after receipt of a credit note, the invoice amount shall be reduced accordingly.

III.    TERM.   This Agreement shall be effective from the date hereof, and shall continue until terminated, as provided for herein.

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IV.     TERMINATION. This Agreement may be terminated, as follows:

        A. In the event a breach or default is not cured within thirty (30) days of receipt of a written notice thereof from the non-defaulting party, such non-defaulting party may immediately terminate this Agreement. Such a breach or default shall specifically include, but not be limited to, Seller's failure or inability to provide PRODUCTS in quantity or quality reasonably satisfactory to Buyer. Failure of PRODUCTS to meet Buyer's specifications indicated on Exhibit "B" shall be conclusive evidence of unsatisfactory quality.

        B. In the event Buyer and Seller cannot, in good faith, renegotiate prices pursuant to paragraph II. A. hereof within thirty (30) days of written request to do so, the Agreement may be immediately terminated by either party. Termination pursuant to this provision, however, will have no effect upon Buyer's obligations with regard to outstanding binding purchase orders.

        C. In the event either party becomes unable to fulfill its obligations of this Agreement, to any degree, as a consequence of a voluntary or involuntary petition in bankruptcy, a reorganization or rearrangement of its business affairs, becoming insolvent or having a receiver appointed, making an assignment for the benefit of creditors, or suffering any judgment which remains unsatisfied or unappealed for thirty (30) days, then the other party may immediately terminate this Agreement, and without prejudice to any other remedy to which that party may be entitled.

        D. Either party may terminate this Agreement, without cause, upon 180 days written notice.

        E. Such rights of termination are absolute, and both parties have considered their expenditures in preparing for performance pursuant to this Agreement, and losses possibly resulting in the event of its termination, and as a result, neither party shall be responsible to the other for damages by reason of such termination of this Agreement.

        F. Should this Agreement be terminated prior to payment of money due pursuant hereto, such amounts shall be paid as and when due in accordance with the terms hereof. All orders received by Seller as of the effective date of termination shall be unaffected by such termination.

        G. Upon termination of this Agreement for any reason, whatsoever, Seller shall accept a final one-time order from Buyer for PRODUCTS, to be submitted within thirty (30) days of termination.

        H. The obligations of confidentiality, payment and indemnity arising prior to termination will continue after termination of this Agreement.

V.      SHIPPING TERMS.

        PRODUCTS shall be sold to Buyer F.O.B. Seller's facilities in Utah. Buyer shall send orders to Seller's above mentioned address, and Seller shall deliver PRODUCTS pursuant to Buyer's instructions. Buyer is entitled to determine a transportation method. If


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no transportation method is stated, Seller may select a shipping method. Any costs of shipping, shipping insurance, custom duties and other shipping expenses are exclusively borne by Buyer, except as provided for herein. Seller will use its best efforts to meet any increase in Buyer's requested PRODUCT delivery quantities. Should PRODUCT orders exceed Seller's available inventory, Seller will grant Buyer priority in manufacturing and shipment.

VI.     PACKAGING.

        A.      Seller will package and label PRODUCTS pursuant to Exhibit B.

        B. Seller shall package shipments to meet commercially accepted industry standards, and shall include with each shipment a packing list which has Seller's part number, Buyer's purchase order number, description by line item, and quantity shipped.

VII.    INSPECTION.

        Seller shall inspect PRODUCTS before shipment, and agrees to promptly replace defective PRODUCTS at no cost to Buyer.

VIII.   CONFIDENTIALITY.

        The parties anticipate that technical and business information may be disclosed between the parties for the purpose of this Agreement, such information being considered by them to be confidential and proprietary. A party furnishing such information will be referred to as a "disclosing party", and a party receiving such information will be referred to as a "receiving party". In order to provide for the protection of such confidential and proprietary information from unauthorized use or disclosure, the parties hereby agree that disclosure or use of such information shall be subject to the following terms and conditions:

                i) Both parties agree that all confidential and proprietary commercial and technical information as disclosed to the receiving party by the disclosing party, whether orally or in writing, will be maintained by the receiving party in confidence, provided that all disclosures in writing are marked with a confidential or proprietary legend, and that oral disclosures are identified as confidential or proprietary at the time of disclosure, and thereafter confirmed in writing as confidential or proprietary within thirty (30) days after the oral disclosure. The receiving party may, however, in furtherance of the aforesaid purpose(s), disclose such information to its officers, and those of its employees and others under its control, all of whom will be advised of this provision and agree to accept the obligations hereunder.

                ii) The receiving party additionally agrees to take reasonable care to safeguard the confidential nature of such information, and such reasonable care shall not be less than the degree of care used to prevent disclosure of its own proprietary information. The receiving party will not be liable for disclosure or use of such information; 1) if the information is in, or becomes part of, the public

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        domain other than through a breach of this Agreement by the receiving party; 2) if such information is disclosed to the receiving party by a third party as a matter of right; 3) if the information is disclosed or used by the receiving party with the disclosing party's prior written approval; 4) if the information is required by any judicial or other order, or by any governmental law or regulation; 5) if it can be demonstrated that such information was known by the receiving party at the time of its disclosure to the receiving party by the disclosing party; or 6) if such information is developed by the receiving party independent of the disclosing party's information.

IX. LIMIT OF LIABILITY. Seller shall not be responsible for failure of PRODUCTS which have been altered or modified other than by Seller.

X. SPECIFIC OBLIGATION OF BUYER. Except as provided for herein, Buyer will not attempt to modify, reverse engineer or decompile PRODUCTS.

XI.     WARRANTY AND SUPPORT.

        A. Support and training shall be as provided in the attached Exhibit "C" hereto.

        B.  Hardware Warranty:

                (i) Units shall be warranted to be in good operating condition, and free from defects in material and workmanship for a period of 15 months from the date of shipment to Buyer.

               (ii) Defective PRODUCTS will be exchanged for PRODUCTS of like vintage, as fully tested and reconditioned as necessary.

              (iii) During the Warranty period, PRODUCTS returned will be shipped to Seller at Seller's expense, and Seller will pay return freight unless PRODUCTS are not defective, in which case Buyer shall pay return freight.

        C.  Software Warranty:

            Software shall be error free and operating without interruption. If a defect is found, and notice thereof given to Seller, all efforts will be made to eliminate such error as quickly as possible. A complete exchange of software will be carried out if the operation of a PRODUCT is unacceptable due to such defect. Any revision, new version or new release will not alter Seller's specification of the Software without the prior written approval of Buyer.

XII.    FORECASTS AND PURCHASE ORDERS.

        Buyer hereby provides Seller a Product forecast through the end of 1996, as follows:


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March           July       30      November        30
- -----------------------------------------------------
April   30      August     30      December        30
- -----------------------------------------------------
May     20      September  30
- -----------------------------------------------------
June    20      October    30      Total          250
- -----------------------------------------------------


        This forecast shall be binding through September, 1996, however, orders for July, August and September may, at Buyer's election, be rescheduled out as necessary, through March, 1997. Prior to September 30, 1996, Buyer shall provide Seller with an updated and additional forecast through December, 1997. Subsequent forecasts shall be binding for the initial three (3) months, and Buyer will update the non-binding portions monthly, such that Seller will have binding purchase orders for three (3) months at the beginning of each month.

        Except as provided for in the preceding paragraph, Buyer may not reschedule shipments within thirty (30) days of scheduled ship dates, however, Buyer may reschedule other such shipments up to six (6) months out.

XIII. TRADEMARKS, TRADE NAMES AND PATENTS.

        A. Buyer hereby recognizes Seller's rights of ownership in all registered trademarks, trade names, patents, and patents pending associated with the PRODUCTS. Subject to the terms of this Agreement, Buyer will act consistently with such rights, and act to preserve them in the course of reselling PRODUCTS. Seller grants to Buyer a license and right to use Seller's trademarks and trade names in connection with Buyer's resale of PRODUCTS.

        B. Seller will indemnify, defend and hold harmless Buyer from infringement or alleged infringement of patents, trademarks, copyrights or other intellectual property rights of any third party, and Seller will pay any judgment for any such infringement by any PRODUCTS, if 1) Buyer promptly notifies Seller, in writing, of any alleged infringement, 2) Buyer allows
Seller to defend with counsel reasonably satisfactory to Buyer, and 3) Buyer cooperates with Seller. Seller will not be liable for infringement due to PRODUCTS modified by Buyer, thereby causing the infringement or alleged infringement due to PRODUCTS modified by Buyer, thereby causing the infringement or alleged infringement. In order to avoid infringement (even if not alleged), Seller may, at its option and at no charge to Buyer, obtain a license to use, modify or substitute an equivalent item for the infringing PRODUCT, or refund the purchase price and transportation costs thereof to Buyer.

XIV.    INDEMNIFICATION.

        Each party agrees to indemnify, defend and hold the other party harmless from any and all claims, suits, actions, proceedings and costs of any kind, including attorneys fees and legal expenses, arising from any act or omission for which, and to the extent that the indemnifying party is responsible.

XV.     ADDITIONAL TERMS AND CONDITIONS.

        A. This Agreement supersedes all prior communications or understandings between Buyer and Seller, and constitutes the entire Agreement between the parties. In the

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event of a conflict or inconsistency between the terms of this Agreement and those of any purchase order, quotation, solicitation, or other communication, the terms of this Agreement shall be controlling.

        B. Captions and headings used in this Agreement are for reference purposes only, and are not to be considered with regard to the interpretation or intent of any provisions hereof.

        C. Both parties have had an opportunity to review this Agreement with their counsel, and to negotiate this Agreement. Therefore, any laws, statutes or precedents to the effect that ambiguities are to be construed in favor of a non-drafting party to an agreement are hereby waived, and any such ambiguities or uncertainties hereof are to be resolved without regard to which party drafted this Agreement.

        D. Non-performance under this Agreement shall be excused, and neither party shall be liable for any loss, damage, penalty, or expense, to the extent that such performance is rendered impossible or delayed by fire, flood, acts of God or the public enemy, acts of the Government, labor difficulties, riots, casualties, accidents, shortage of transportation facilities, losses of goods in public warehouses, inability to obtain materials or any other cause where the failure to perform or delay is beyond the reasonable control of the non-performing party, and without the negligence of such party.

        E. Each party shall conduct its business related to this Agreement in an ethical and business-like manner, and in compliance with the applicable laws and regulations of all government entities. Each party shall demonstrate to the other compliance with all applicable laws and regulations at the request of the other.

        F. Any waiver or delay in the exercise by either party of its rights to terminate hereunder, or to enforce any provision of this Agreement for any breach by the other party shall not prejudice that party's right of termination or enforcement, or recovery for any further, continuing or other breach.

        G. Buyer and Seller represent and warrant to each other that each has the right and power to enter into this Agreement, and that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, written or oral or implied, inconsistent with this Agreement.

        H. Disputes arising under this Agreement shall be submitted to arbitration in San Diego, California, in accordance with such rules as the parties jointly agree upon. If the parties are unable to agree upon arbitration procedures, arbitration shall be conducted in accordance with the appropriate rules of the American Arbitration Association.

        I. Notices and other communications by either party under this Agreement shall be deemed given upon confirmation of transmission by facsimile, or three (3) days after being deposited in the mail as certified, postage pre-paid, and addressed as follows:


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                If to Buyer:

                        ENCAD, Inc.
                        6059 Cornerstone Ct. W.
                        San Diego, CA 92121
                        Attn: General Counsel

                If to Seller:

                        Onyx Graphics Corporation
                        6915 South High Tech Drive
                        Midvale, Utah 84047
                        Attn: Chuck Edwards, President

        J. Buyer shall have the right, but not the obligation to terminate this Agreement if, at any time, there is a change in ownership of Seller of more than 50%, or if Seller merges into another entity, or if substantially all of Seller's assets and business are acquired by another party, or if Seller ceases, for any reason, to conduct business.

        K. The relationship created between the parties hereto is that of Seller and Buyer, and neither party, nor any of its employees, dealers, customer or agents, shall be deemed to be representatives, agents or employees of the other party for any purpose, whatsoever, nor shall they, or any of them, have any authority or right to assume or create any obligation of any kind or nature, express or implied, on behalf of the other party, not to accept service of any legal process of any kind addressed to or intended for the other party.

        L. If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

        M. This Agreement, and the rights and duties hereunder, shall not be assignable by either party except upon written consent of the other party.

        N. This Agreement shall be governed by the laws of State of California of the United States of America.

        O. In the event any legal action is brought by either party in connection with this Agreement, each party shall bear its own costs, attorneys fees and other expenses incurred during such action.

        P. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        Q. This Agreement may not be amended or modified except in writing, signed by both parties.

        R. No waiver will be effective unless in writing and signed by the party against whom the waiver is to be enforced.

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        S.      The following Exhibits are hereby incorporated into, and made a part of this Agreement:

          Exhibit A - Product Prices

          Exhibit B - Product Specifications

          Exhibit C - Support and Training

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove mentioned.

SELLER: Onyx Graphics Corporation       BUYER: ENCAD, Inc.


BY: /s/ Chuck Edwards                   BY: /s/ ENCAD, Inc.
    -----------------------------           -------------------------------
    Chuck Edwards, President


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                           EXHIBIT A
                           ---------

                         PRODUCT PRICES

Initially, and until September 30, 1996. Buyer shall pay seller $4,150.00 per unit of Product purchased. Buyer and Seller agree to re-evalute pricing at that time, and to re-negotiate pricing in good faith, and as may be reasonably necessary considering the volume of Products purchased and resold by Buyer, competitive products and pricing in the market, and other factors as necessary.

Demo Price: $2,000.00 - 8 maximum per year (not for resale).
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                                   EXHIBIT B

                             PRODUCT SPECIFICATIONS



Product:        Pentium Processor (133 Hz)
                32 MB RAM
                1 GB HD
                Ethernet: 10Base2 and 10BaseT
                32 bit 1MB PCI Video Board
                Microsoft Mouse
                QIS Color Blind exclusive -- Product must support QIS Color Blind links in order to be acceptable.

Updates: Buyer to receive 90 days prior written notice of software updates, with a Beta unit made available 90 days before release of product.

Labels:         The following labels must be present on the outside of Products:
                        Safety: CE, UL, CSA, GS (all safety certification is
                                mandatory)
                        Logos:  ENCAD
                                Extreme Color Printing
                                (Logos will be supplied by Buyer as "stickers" to Seller)

Shipping:       Buyer part number with logos (including Seller's "Onyx" logo)
                and other items on exterior of the end shipping box.
                Buyer requires the shipping containers (Seller to Buyer) to be free of shipping labels.

Manual: Seller to supply electronic copy to Buyer. Electronic manuals will be supplied to Seller by Buyer for printing.
                Buyer to supply electronic copies of manuals, registration cards, color profiles, letters of conformity, which Seller will package with Products.

Other items:    Seller to supply drop test data
                Seller to supply electronic file of manual
                Seller to supply CE mark data
                Seller to supply working unit for NovaJet Pro 50

                Buyer to supply "ENCAD" and "Extreme Color Printing" logos (electronic form)
                Buyer to supply sticker with safety marks and S/N (electronic form)
                Buyer to supply ENCAD manual and registration card (electronic form)

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                                   EXHIBIT C

                              SUPPORT AND TRAINING


Training:       Seller to provide Buyer 2 days of training in San Diego for support issues including, but not limited to, set-up, installation of current/update software, use of functions, explanation of benefits, work-flow, and known problems with possible work-arounds. Buyer will provide training to distributors as needed via on-site training, PPT, and telecommunicatons. Participants will include help desk, service personnel, inside sales, and sales personnel.

Technical
Support:        Buyer will receive initial technical training as stated above.
                With this information Buyer will provide front line support to domestic end users and international distributors. Seller has a toll free hot line number (8:30 a.m. to 5:30 p.m. MDT) and a 24 hour BBS and Web page accessible by Buyer's technical support staff when necessary.

Service
Support: Products will be considered "replaceable modules". Buyer's third party service supplier ships new unit to user; user ships failed unit to Buyer's service provider; Buyer's service provider ships failed unit to Seller; Seller ships replacement unit to Buyer's service provider.

                Seller shall supply Buyer or Buyer's service provider with five
                (5) units of Product at all times, without cost to Buyer, in order to deliver a replacement module to an end user as expeditiously as possible. In the event the actual failure rate should indicate a need for such supply to be increased or decreased, Buyer and Seller will reasonably negotiate an appropriate adjustment to this provision.

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